                          COLOR SPOT NURSERIES, INC.

                                  $40,000,000
                          40,000 UNITS CONSISTING OF
                  __% SERIES A CUMULATIVE PREFERRED STOCK AND
                       WARRANTS TO PURCHASE COMMON STOCK

                            UNDERWRITING AGREEMENT



                                                               __________, 1997


BT Alex. Brown Incorporated
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

             Color Spot Nurseries, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Underwriter"), as set forth below.

             1. THE SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriter 40,000 units (the "Units"), consisting in the aggregate of 40,000 shares of its __% Series A Cumulative Preferred Stock (the "Series A Preferred Stock") and 825,000 warrants (the "Warrants") to purchase an aggregate of 825,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company. The terms of the Series A Preferred Stock shall be set forth in the Certificate of Designation, Preferences and Relative, Participating Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions of Series A Preferred Stock (the "Certificate of Designation") of the Company. The Warrants are to be issued pursuant to a Warrant Agreement (the "Warrant Agreement") to be dated as of _____________, 1997 between the Company and American Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent"). Shares of the Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the "Warrant Shares." The Units, Series A Preferred Stock and the Warrants are collectively referred to herein as the "Securities."

             2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to and agrees with the Underwriter that:

                 (a) A registration statement on Form S-1 (File No. 333-37335) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) with respect to the Securities or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriter for delivery to purchasers of the Securities, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

                 (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to Item 16(a) of the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit 21 to Item 16(a) of the Registration Statement (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in the jurisdictions set forth opposite their names in
Schedule I hereto and, to the best of the Company's knowledge, in all other jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. On or prior to the Closing Date, CSN, Inc., a Delaware corporation, shall be merged with and into the Company and all of the business operations of the Company are conducted through the Company and its subsidiaries.

                 (c) The information set forth under "Capitalization" in the Prospectus is true and correct. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; and except as disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, all of the outstanding shares of capital stock of the Company and each of the Subsidiaries are free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting. Except for the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity. No holders of securities of the Company are entitled to have such securities registered under the Registration Statement.

                 (d) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Securities nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

                 (e) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, as well as the financial statements, together with related notes and schedules, of Oda Nursery, Inc., Lone Star Growers Co., Summersun Greenhouse Co., Wolfe Greenhouses, LLC, Signature Trees, Peter's Wholesale Greenhouses, Inc., Sunnyside Plants, Inc. and Cracon Inc. (collectively the "Acquired Entities") present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries and the Acquired Entities, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as otherwise noted therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described herein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company or any other entity are required to be included in the Registration Statement pursuant to any requirement of the Act or any Rules or Regulations, including Rule 3-05 of Regulation S-X.

                 (f) Arthur Andersen LLP, Moss Adams LLP and Jaynes, Reitmeier, Boyd & Therrell, P.C., who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                 (g) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries might result in any material adverse change in the business, properties, assets, operations or financial condition of the Company and of the Subsidiaries taken as a whole or might prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

                 (h) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                 (i) The Company and the Subsidiaries have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company.

                 (j) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                 (k) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both will be, in violation of or in default under its charter or bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or any statute, judgment, decree, order, rule or regulation applicable to the Company or any Subsidiary and which default is of material significance in respect of the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the business, properties, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole. Except with respect to that certain Amended and Restated Credit Agreement, dated as of February 20, 1997, as amended, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the charter or by-laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction which conflict, breach or default could reasonably be expected to have a material adverse effect on the Company.

                 (l) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any Subsidiary.

                 (m) Neither the Company nor any Subsidiary is an "investment company" or an affiliated person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

                 (n) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (o) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

                 (p) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no

"reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                 (q) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA (Fla. Stat. ch. 517.075). The Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                 (r) The Certificate of Designation has been duly adopted by the Company's Board of Directors in compliance with the Company's Certificate of Incorporation and By-Laws.

                 (s) The Series A Preferred Stock has been duly and validly authorized by the Company for issuance and sale to the Underwriter pursuant to this Agreement and the Series A Preferred Stock, when issued and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.

                 (t) The Warrant Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Warrant Agent), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                 (u) The Warrants have been duly and validly authorized by the Company, and when issued and delivered in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriter in accordance with the terms hereof will have been duly and validly issued and the issuance of such Warrants will not be subject to any preemptive or similar rights.

                 (v) The Warrant Shares initially issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered upon exercise of the Warrants against payment of the Exercise Price (as defined in the Warrant Agreement), the Warrant Shares will have been duly and validly issued and will be fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights.

                 (w) The Company has all requisite corporate power and authority to enter into this Agreement, to issue and deliver the Securities and Warrant Shares and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Underwriter.

                 (x) Except as provided in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no consensual encumbrances or restrictions on the ability of any Subsidiary (i) to pay dividends or make any other distributions on such Subsidiary's capital stock or to pay any indebtedness owed to the Company or any other Subsidiary, (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company or any other Subsidiary.

                 (y) The Securities, the Warrant Agreement and this Agreement will conform in all material respects to the descriptions thereof in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company $40,000,000 aggregate amount of the Securities for $____________. Certificates in definitive form for the Securities that the Underwriter has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriter requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer payable in immediately available funds to the account of the Company. Such delivery of and payment for the Securities shall be made at the offices of ____________________________________________
_____________________, at 10:00 A.M., Eastern Standard Time, on ________
___,1997, or at such other place, time or date as the Underwriter and the Company may agree upon or as the Underwriter may determine pursuant to

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Section 7(a) hereof, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Underwriter at the offices in New York, New York of BT Alex. Brown at least 24 hours prior to the Closing Date.

             4. OFFERING BY THE UNDERWRITER. After the Registration Statement becomes effective, the Underwriter proposes to offer for sale to the public the Securities at the price and upon the terms set forth in the Prospectus.

             5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriter that:

                 (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective promptly. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, (i) the Company will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and
(ii) the Company will not file with the Commission the Prospectus or any amendment or supplement to such Prospectus or any amendment to the Registration Statement of which the Underwriter shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriter shall not have given its consent. The Company will prepare and file with the Commission, in accordance with the Act and the Rules and Regulations, promptly upon the reasonable request by the Underwriter or counsel for the Underwriter, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the Underwriter, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission promptly. The Company will advise the Underwriter, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriter of each such filing or effectiveness.

                 (b) The Company will advise the Underwriter promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission,
(C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                 (c) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, one copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration

Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Underwriter may reasonably request.

                 (d) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                 (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                 (f) The Company will, for a period ending on the date no Securities are outstanding, deliver to the Underwriter copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. During such time, the Company will deliver to the Underwriter similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                 (g) The Company shall apply the net proceeds of its sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

                 (h) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an "investment company" under the 1940 Act and the rules and regulations thereunder.

                 (i) The Company will cooperate with the Underwriter in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriter may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                 (j) Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Registration Statement and Prospectus.

                 (k) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

             6. EXPENSES. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing, word processing, filing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, any "Blue Sky" memoranda and the Certificate of Designation, (ii) all arrangements relating to the delivery to the Underwriter of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Underwriter of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Underwriter relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities (including the fees, disbursements and charges of counsel to the Underwriter in connection therewith), (vii) expenses of the Company in connection with any meetings with prospective investors in the Securities (viii) fees and expenses of the transfer agent for the Series A Preferred Stock and of the Warrant Agent; and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand (accompanied by documentation) for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Securities.

             7. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase and pay for the Securities shall, in its sole discretion, be subject to the following conditions:

                 (a) If the registration statement originally filed with respect to the Securities or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 10:00 a.m., New York City time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission, or such later time and date as shall have been consented to by the Underwriter; if required, the Prospectus and any amendment or supplement thereto shall have been filed in accordance with Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto and no proceedings for those purposes shall have been instituted or, to the knowledge of the Company or the Underwriter, threatened or are contemplated by the Commission; and the Company shall have complied with or satisfactorily responded to any request of the Commission for additional information.

                 (b) The Underwriter shall have received an opinion in form and substance satisfactory to the Underwriter, dated the Closing Date, of Brownstein, Hyatt, Farber & Strickland, P.C., counsel for the Company, substantially in the form of Exhibit A hereto.

                 (c) The Underwriter shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriter, with respect to certain legal matters relating to this Agreement, and such other related matters as the Underwriter may require. In rendering such opinion, Latham & Watkins shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Latham & Watkins may state that their opinion is limited to matters of New York and Delaware General Corporation Law and federal law.

                 (d) The Underwriter shall have received from Arthur Andersen LLP, Moss Adams LLP and Jaynes, Reitmeier, Boyd & Therell, P.C., a letter or letters dated, respectively, the date hereof and the Closing Date, each in form and substance satisfactory to the Underwriter.

                 (e) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent financial statements in the Prospectus, there shall have been no material adverse change in the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, except as set forth in, or contemplated by, the Registration Statement and the Prospectus.

                 (f) The sale of the Securities by the Company hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                 (g) Subsequent to the effective date of the Registration Statement, there shall not have occurred any material adverse change, or any event that would have a material adverse effect on the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

                 (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except in each case as described in or as contemplated by the Prospectus, none of the Company or any of the Subsidiaries shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business) that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, and, other than as contemplated by the Prospectus, there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries that is material to the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

                 (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the conduct of the business and operations of the Company or any of the Subsidiaries has not been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or any of the Subsidiaries have not sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not have a material adverse effect on the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

                 (j) The Underwriter shall have received a certificate, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer or President, and the Chief Financial Officer of the Company, on behalf of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as of the date hereof and as if made on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied hereunder all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or any amendment thereto and no proceedings for such purpose has been instituted or, to the knowledge of the Company, threatened or are contemplated by the Commission;

(iii) Subsequent to the effective date of the Registration Statement, there has not occurred any event or events that, individually or in the aggregate, would have a material adverse effect on the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole;

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except in each case as described in or as contemplated by the Prospectus, none of the Company or any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business) that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, and, other than as contemplated by the Prospectus, there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries that is material to the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole;

(v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the conduct of the business and operations of the Company or any of the Subsidiaries has not been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or any of the Subsidiaries have not sustained any loss or damage (whether or not insured) as a result of such occurrence, except any such interference, loss or damage which would not have a material adverse effect on the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole; and

(vi) The sale of the Securities by the Company hereunder has not been enjoined (temporarily or permanently).

             On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

             All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriter and counsel for the Underwriter. The Company shall furnish to the Underwriter such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Underwriter shall reasonably request.

             8.  INDEMNIFICATION AND CONTRIBUTION.

                 (a) The Company agrees to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in (A) the registration statement originally filed with respect to the Securities or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or
       (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

(ii) the omission or alleged omission to state, in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Underwriter and each such controlling person for any legal or other expenses incurred by the Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and PROVIDED, FURTHER, that the Company will not be liable to the Underwriter or any person controlling the Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from the Underwriter in reliance upon the Preliminary Prospectus but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as so amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with
Section 5(c) of this Agreement. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 8 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld.

                 (b) The Underwriter will indemnify and hold harmless each of the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have to the indemnified parties.
 The Underwriter shall not be liable under this Section 8 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld.

                 (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriter in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph
(b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

                 (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter.
The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Underwriter on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriter agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Underwriter under this Agreement, less the aggregate amount of any damages that the Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

             9. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter or any controlling person referred to in Section 8 hereof and
(ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

             10. TERMINATION.

                 (a) This Agreement may be terminated in the sole discretion of the Underwriter by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

(i) the Company shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Underwriter, has had or has a material adverse effect the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or there shall have been, in the sole judgment of the Underwriter, any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the business, properties, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

(ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or trading in securities of the Company shall have been suspended;

(iii) a banking moratorium shall have been declared by New York or United States authorities; or

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the sole judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

                 (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 9 hereof.

             11. INFORMATION SUPPLIED BY THE UNDERWRITER. The statements set forth in the last paragraph on the cover page of the Prospectus, the stabilization legend on the page following the cover page of the Prospectus and the first, second, third, fourth, fifth (other than the first sentence) and sixth paragraphs under the heading "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by the Underwriter to the Company for the purposes of Sections 2(b) and 8 hereof. The Underwriter confirm that such statements (to the extent such statements relate to the Underwriter) are correct.

             12. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed or delivered or telecopied and confirmed in writing to BT Alex. Brown Incorporated, 300 South Grand Avenue, 41st Floor, Los Angeles, California 90071, Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered or telecopied and confirmed in writing to the Company at 3478 Buskirk Avenue, Pleasant Hill, California 94523, Attention: Michael Vukelich; with a copy to Brownstein Hyatt Farber & Strickland, P.C., 410 Seventeenth Street, 22nd Floor, Denver, Colorado 80202, Attention: Steven S. Siegel, Esq.

             13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and (ii) the indemnities of the Underwriter contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, its officers who have signed the Registration

Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Underwriter will be deemed a successor because of such purchase.

             14. APPLICABLE LAW. The validity and interpretation of this agreement, and the terms and conditions set forth herein shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to any provisions relating to conflicts of law.

             15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriter.

                                  Very truly yours,

                                  COLOR SPOT NURSERIES, INC.


                                  By:
                                      Name:
                                      Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BT ALEX. BROWN INCORPORATED


By:
    Name:
    Title:

                                  Exhibit A

           Opinion of Brownstein, Hyatt, Farber & Strickland, P.C.

                 (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; to the knowledge of such counsel, based solely upon a review of the corporate records of the Company, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to Item 16(a) of the Registration Statement (the "Subsidiaries"); each of the Subsidiaries has been duly organized and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation, with corporate or partnership power and authority to own or lease its properties and conduct its business as described in the Registration Statement (provided that such counsel need not express any opinion as to the organization of Oda Nursery, Inc.); the Company and each of the Subsidiaries are duly qualified to transact business in the jurisdictions set forth on Schedule I hereto; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, based solely upon the review of the corporate or partnership records of each such Subsidiary, are owned by the Company or a Subsidiary; to the knowledge of such counsel, based solely upon the review of the corporate or partnership records of each such Subsidiary, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances and equities and claims (other than those in favor of Credit Agricole Indosuez, as agent for the Company's senior lenders and those arising under applicable securities laws), and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

                 (b) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock (i) issued in connection with that certain Recapitalization dated as of December 31, 1996 (the "Recapitalization") and (ii) issued since the date of the Recapitalization have been duly authorized and validly issued and are fully paid and nonassessable. Based solely upon the review of the Company's and the Subsidiaries' minute books, to such counsel's knowledge, except as otherwise stated in the Prospectus, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

                 (c) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, based solely on the review of the corporate minute book of the

Company, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any shares of Common Stock or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                 (d) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rules 424(b) and 430A under the Act.

                 (e) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein, including the notes thereto and supporting schedules and other financial and statistical data included therein or omitted therefrom).

                 (f)  The statements under the captions
"Management--Compensation Committee Interlocks and Insider Participation," "Management--Limitation on Directors' Liability and Indemnification," "Description of Capital Stock," "Description of Units," "Description of Series A Preferred Stock," "Description of Warrants" and "Certain Definitions" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                 (g) The information required to be set forth in the Registration Statement in answer to Items 14 and 15 of Form S-1 to such counsel's knowledge is accurately and adequately set forth therein in all material respects.

                 (h) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

                 (i) The execution and delivery of the Underwriting Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or


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

bylaws of the Company, or any agreement filed as an exhibit to the Registration Statement which the Company or any of the Subsidiaries may be bound or of any federal or New York statute, rule or regulation or Delaware General Corporation Law known to such counsel to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein) which conflict, breach or default could reasonably be expected to have a material adverse effect on the Company.

                 (j) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                 (k) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body by the Company is necessary in connection with the execution and delivery of the Underwriting Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                 (l) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Underwriting Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an "investment company" or an affiliated person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the 1940 Act and the rules and regulations thereunder.

                 (m) The Certificate of Designation has been duly adopted by the Company's Board of Directors in compliance with the Company's Certificate of Incorporation and By-Laws.

                 (n) The Series A Preferred Stock has been duly authorized by the Company for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and are validly issued, fully paid and non-assessable and, to the knowledge of such counsel, not subject to any preemptive or similar rights.

                 (o) The Warrant Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Warrant Agent) is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                 (p) The Warrants have been duly and validly authorized, issued and delivered in accordance with the terms of the Warrant Agreement, and, to the knowledge of such counsel, the issuance of such Warrants is not subject to any preemptive or similar rights.

                 (q) The Warrant Shares initially issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered upon exercise of the Warrants against payment of the Exercise Price as provided in the Warrant Agreement, the Warrant Shares will have been duly and validly issued and will be fully paid and non-assessable, and, to such counsel's knowledge, the issuance of such Warrant Shares will not be subject to any preemptive or similar rights.

                 (r) CSN, Inc., a Delaware corporation, has been merged with and into the Company, with the Company surviving such merger, under the General Corporation Law of the State of Delaware.

     In addition to the matters set forth above, such counsel shall also furnish a separate written opinion to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no opinion as to financial statements and related schedules therein, including the notes thereto and supporting schedules and other financial and statistical data included therein or omitted therefrom). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

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